Exhibit 99.1

NeuroMetrix Reports Q1 2013 Results

Launch of SENSUS™ Pain Management Device Highlights the Quarter

WALTHAM, Mass., April 25, 2013 (BUSINESS WIRE) -- NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the treatment of diabetic peripheral neuropathy (DPN), today reported business and financial highlights for the first quarter ended March 31, 2013. DPN is the most common complication of diabetes, affecting over half of people with the disease. DPN causes neuropathic pain and is the primary trigger for diabetic foot ulcers which may require lower extremity amputations.

In the first quarter, the Company launched its first therapeutic product, the SENSUS Pain Management System. SENSUS is a transcutaneous electrical nerve stimulator intended for the symptomatic relief and management of chronic intractable pain. It is the only device designed specifically for people with chronic neuropathic pain. The most common cause of such pain in people with diabetes is painful diabetic neuropathy (PDN), which affects 3 to 5 million patients in the US alone. Most patients with PDN have moderate to severe pain and half have sleep disturbances due to their pain. SENSUS offers physicians and their patients a non-narcotic pain relief option as a complement to medications. The device is lightweight, can be worn during the day, and may be used at bedtime before going to sleep. It is activated by the press of a single button.

SENSUS related activity in Q1 included:

•	Initial commercial shipments of 145 SENSUS devices during the quarter. Feedback from patients has been encouraging with reports of a substantial decrease in pain and improved sleep.
•	Sales channel development leading to ten regional DME suppliers.
•	Discussions with potential distributors having national footprints that, if successful, could lead to a substantial increase in product sales.
•	Design and preparation of a post-market 6-week open-label evaluation of pain relief in patients with moderate to severe PDN using SENSUS. The primary outcome measure is a statistically significant improvement in the pain and interference scores on the Brief Pain Inventory (BPI).
•	Filing of a 510(k) for expanded indications relating to device use during sleep. The current device may be used at bedtime prior to sleep. This 510(k) submission, if successful, will give SENSUS unique regulatory labeling for electrical stimulation during sleep.
•	Important R&D progress including improvements to ease of use, support for use during sleep, and development of a second generation device.
•	Launch of a SENSUS website with disease information and product support for patients, physicians, and distributors.

NC-stat® DPNCheck® is the Company’s fast, accurate, quantitative and cost effective test for DPN. In the US, the product is primarily marketed to Medicare Advantage insurers and providers for risk assessment and early clinical intervention. During the quarter, the international footprint for DPNCheck® was expanded in Asia with distribution agreements for South Korea with Handok Pharmaceuticals and for Japan with Omron Healthcare.

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“The launch of our first therapeutic product was an important milestone for NeuroMetrix,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “We were pleased at the positive early response to SENSUS from patients, physicians and our distributors. Although we recognize that we are in the early days of this important product launch, we are encouraged by our initial market experience.”

The Company reported its financial results for the first quarter of 2013. Total revenues were $1.4 million compared with $2.1 million for the first quarter of 2012. Diabetes products contributed revenue of $348,000 with the balance of $1,053,000 in revenue derived from the legacy ADVANCE™ business. Gross profit for the first quarter of 2013 was 59.3 percent of total revenues compared to 45.5 percent gross margin reported in the first quarter of 2012 which period included an excess inventory charge of $194,000. Operating expenses for the first quarter of 2013 were $3.1 million compared to $3.7 million in the first quarter of 2012. Net loss for the first quarter of 2013 was $2.3 million or $1.06 per share. The Company reported a net loss of $2.8 million for the first quarter of 2012 or $1.99 per share. NeuroMetrix reported net cash usage of $1.8 million in the first quarter of 2013 and ended the period with cash resources of $6.9 million. Per share amounts have been adjusted for the effects of the February 2013 reverse split.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, April 25, 2013 at 8:00 a.m., Eastern time. To access the call, dial 866-202-0886 (domestic), or 617-213-8841 (international). The confirmation code is 21617951. The call will also be webcast and will be accessible from the Company's website at http://www.neurometrix.com under the "Investor Relations" tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 67770533.

About NeuroMetrix

NeuroMetrix is a medical device company that develops and markets home use and point-of-care devices for the treatment of diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The company markets the SENSUS™ Pain Management System for treating chronic pain, focusing on physicians managing patients with painful diabetic neuropathy and similar peripheral neuropathies. The company also markets the NC-stat® DPNCheck® device, which is a rapid, accurate, and quantitative point-of-care test for diabetic neuropathy. This product is used to detect diabetic neuropathy at an early stage and to guide treatment. For more information, please visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of NC-stat DPNCheck and SENSUS, our ability to build a successful business focused on diabetic peripheral neuropathy, and our hope of expanding our commercial sales channel of our diabetic neuropathy products. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended March 31,
	2013	2012

Revenues	$1,401,454	$2,081,542
Cost of revenues	569,784	1,134,944
Gross profit	831,670	946,598
Operating expenses:
Research and development	1,073,419	978,066
Sales and marketing	779,841	1,534,101
General and administrative	1,233,594	1,191,064
Total operating expenses	3,086,854	3,703,231

Loss from operations	(2,255,184)	(2,756,633)
Interest income	1,769	4,298

Net loss	$(2,253,415)	$(2,752,335)

Net loss per common share data, basic and diluted	$(1.06)	$(1.99)

Note: per share amounts have been adjusted to reflect the Company’s

1:6 reverse stock-split which occurred on February 15, 2013.

Condensed Balance Sheets

(Unaudited)

	March 31, 2013	December 31, 2012

Cash and cash equivalents	$6,886,191	$8,699,478
Other current assets	1,741,790	1,873,588
Noncurrent assets	263,221	304,381
Total assets	$8,891,202	$10,877,447

Current liabilities	$1,939,779	$2,005,606
Noncurrent liabilities	55,965	71,419
Stockholders’ equity	6,895,458	8,800,422
Total liabilities and stockholders’ equity	$8,891,202	$10,877,447

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